UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 1, 2019

Ando Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37834	47-4933278
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Room 1107, 11/F, Lippo Sun Plaza, 28 Canton Road Tsim Sha Tsui, Kowloon, Hong Kong 00000
(Address of principal executive offices)

(852) 2351 9122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On February 1, 2019, Ando Holdings Ltd. (the “Company”), a Nevada corporation, entered into a note purchase agreement (the “Note Purchase Agreement”) with accredited investors, Lin Su Hui (the “Lender”), pursuant to which the Company issued promissory notes for an aggregate of $50,000, with an interest rate of 10% per annum (the “Notes”). The outstanding balance of the Notes are to be paid within one year beginning February 1, 2019. The Notes mature on February 1, 2020. Subject to the terms and conditions set forth in the Notes, the Company may prepay all or any portion of the outstanding balance of the Notes at any time without penalty. Upon the occurrence of an Event of Default, the Outstanding Balance shall maintain at the Outstanding Balance immediately prior to the occurrence of the Event of Default and the Outstanding Balance shall become immediately due and payable.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached herein. The forgoing terms are qualified in their entirety by the actual Note Purchase Agreement and the Notes attached herein as Exhibits 10.1 and 10.2, respectively.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibits
10.1	Note Purchase Agreement dated February 1, 2019

10.2	Promissory Note Agreement dated February 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2019

Ando Holdings Ltd

By:	/s/ Lam Chi Kwong Leo
Name:	Lam Chi Kwong Leo
Title:	Chief Executive Officer, President, Chairman and Director

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